EXHIBIT 10.132

Deutsche Bank AG, London Branch
Currency Option Transaction Our ref: 590297604-2 USI: 10302106780112000000000000000000590297604P	17 April, 2013

MICRON TECHNOLOGY INC CORPORATION SERVICE COMPANY 80 STATE STREET ALBANY 12207 2543,NEW YORK,UNITED STATES +1 6464612650 Dear Sirs,
Deutsche Bank AG, London Branch
FX Options Operations
Winchester House
1, Great Winchester Street
London. EC2N 2DB

Telex: 94015555
Swift: DEUT GB2L
Direct Line. +44 207 541 1709
Direct Fax: +44 207 545 6338/6366

Amended Confirmation Replaces our Previous Reference 590297604-1
The purpose of this letter agreement is to confirm the terms and conditions of the Currency Option entered into between us Deutsche Bank AG, London Branch ("Party A") and MICRON TECHNOLOGY INC ("Party B") on the Trade Date referred to below (the "Transaction").
The definitions and provisions contained in the 1998 FX and Currency Option Definitions (the "FX Definitions") as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee are incorporated into this Confirmation. In the event of any inconsistency between the FX Definitions and this Confirmation, this Confirmation will prevail.
If you and we are parties to either an ISDA Interest Rate and Currency Exchange Agreement (for which purposes this Transaction shall constitute a “Swap Transaction”) or an ISDA Master Agreement (in each case an “Agreement”) then this Confirmation supplements forms part of and is subject to such Agreement,. If you and we are not yet parties to an Agreement then this Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. In addition Party A and Party B agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Muticurrency-Cross Border) (the “ISDA Form”) with such modifications as you and we will in good faith agree. Upon execution by Party A and Party B of such an agreement, this Confirmation will supplement, form part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement on the Trade Date of the first such Transaction between us in such form with the Schedule thereto (i) specifying only that (a) the governing law is English law and (b) the Termination Currency is U.S., Dollars, (ii) incorporating the addition to the definition of “Indemnifiable Tax” contained in (page 48 of) the ISDA “Users Guide to the 1992 ISDA Master Agreements” and (iii) incorporating any other modifications to the ISDA form specified below.
The terms of the Transaction to which this Confirmation relates are as follows:
1.    General Terms:

Trade Date:	26 March 2013
Buyer:	Party A
Seller:	Party B
Currency Option Style:	European
Currency Option Type:	JPY Put/USD Call
Put Currency and Put Currency Amount::	JPY 20,000,000,000
Call Currency and Call Currency Amount:	USD 219,780,219.78
Expiration Date:	25 September 2013
Expiration Time:	10:00 hours (Local time in New York)
Settlement Date:	27 September 2013
Strike Price:	JPY 91.00000 per USD 1.00

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervising Authority) and regulated by the Financial Services Authority for the conduct of UK business; a member the London Stock Exchange, Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. (10107)
Deutsche Bank Group online: http://www.deutsche-bank.com

2.    Representations:

Each party represents to the other party as of the date that it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i)
Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered to be investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or adviser to it in respect of this Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Confirmed as of the date first above written:		DB Authorized Signatory
MICRON TECHNOLOGY INC
By:	/s/ Anne Miller	By:	/s/ Sangeetha Manvi
Name:		Name:	Sangeetha Manvi
Authorised Signatory		Authorised Signatory

For any query relating to this Confirmation, please contact us on 001 201-593-3700
If you agree with the details of this confirmation, please sign and return to fax number 001 201-593-6671
This is a computer generated confirmation and does not require a Deutsche Bank AG authorised signature.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervising Authority) and regulated by the Financial Services Authority for the conduct of UK business; a member the London Stock Exchange, Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. (10107)
Deutsche Bank Group online: http://www.deutsche-bank.com